SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2001

Leap Wireless International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29752	33-0811062
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10307 Pacific Center Court, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 882-6000

Item 5. Other Events.
SIGNATURE

     This Current Report on Form 8-K is filed by Leap Wireless International, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 5. Other Events.

     On September 19, 2001, the Company announced that it had entered into amendments (together, the “Amendments”) to its credit agreements with each of Lucent Technologies Inc. (the “Lucent Credit Agreement”), Ericsson Credit AB (the “Ericsson Credit Agreement”) and Nortel Networks Inc. (the “Nortel Credit Agreement,” and together with the Lucent Credit Agreement and the Ericsson Credit Agreement, the “Credit Agreements”) to, among other things, reduce the requirements for minimum gross revenues and reallocate permitted capital expenditures during fiscal years 2000 through 2002.

     The Credit Agreements require Cricket Communications, Inc., a wholly-owned indirect subsidiary of the Company (“Cricket”), Cricket’s subsidiaries and certain of the Company’s license subsidiaries to maintain specified minimum consolidated gross revenues. The Amendments adjust the gross revenue covenant in the Credit Agreements primarily to reflect the effect of recent changes in Generally Accepted Accounting Principles (GAAP) that require companies to recognize certain costs of sales as reductions in equipment revenue rather than as operating expenses. The Amendments also provide Leap additional room in the gross revenue covenant for the third and fourth quarters of 2001.

     The revised minimum consolidated gross revenue requirements implemented by the Amendments are set forth in the following tables:

	Prior Minimum	New Minimum
	Gross Revenue	Gross Revenue
	Amount Under the	Amount Under
Fiscal Quarter Ending	Credit Agreements	the Amendments

September 30, 2001	$70 million	$60 million

December 31, 2001	$120 million	$100 million

March 31, 2002	$130 million	$120 million

June 30, 2002	$150 million	$140 million

September 30, 2002	$170 million	$160 million

December 31, 2002	$190 million	$180 million

March 31, 2003	$205 million	$195 million

June 30, 2003	$220 million	$210 million

September 30, 2003	$230 million	$220 million

December 31, 2003	$250 million	$240 million

	Prior Minimum	New Minimum
	Gross Revenue	Gross Revenue
	Amount Under the	Amount Under
Fiscal Year Ending	Credit Agreements	the Amendments

December 31, 2004	$1,100 million	$1,060 million

December 31, 2005	$1,200 million	$1,160 million

December 31, 2006 and thereafter	$1,300 million	$1,260 million

     The Amendments also reallocate the maximum amount of capital expenditures that Cricket and its subsidiaries can incur in fiscal years 2000 through 2002. Although the Amendments do not increase the aggregate amount of capital expenditures that Cricket and its subsidiaries can incur during this period, they reallocate permitted expenditures that were not utilized in fiscal 2000 to fiscal 2001 and provide that permitted expenditures that are not utilized in fiscal 2001 may be carried forward to and utilized in fiscal 2002. These changes provide the Company with greater flexibility in the timing of capital expenditures.

     The revised capital expenditure limits implemented by the Amendments are set forth in the following table:

New Capital
	Prior Capital Expenditure	Expenditure Limit
	Limit Under the	Under the
Year	Credit Agreements	Amendments

2000	$550 million	$396 million

2001	$850 million	$1,004 million

2002	$110 million	$110 million plus the excess, if any, of (i) $1,004 million, minus (ii) the aggregate amount of capital expenditures made by Cricket and its subsidiaries in fiscal year 2001

2003	$180 million	$180 million

2004 and thereafter	$100 million	$100 million

     The Amendments also include an additional covenant providing that within three business days after the Company completes its previously announced sale of spectrum covering Salt Lake City and Provo, Utah to Cingular Wireless LLC, the Company must make an additional capital contribution of $140 million in cash to Cricket Communications Holdings, Inc., a wholly-owned subsidiary of the Company and the parent company of Cricket (“Cricket Communications Holdings”), and Cricket Communications Holdings must invest an additional $140 million in cash in Cricket. Regardless of whether the Company has completed the sale of spectrum, at least $70 million of the foregoing capital contributions to Cricket Communications Holdings and to Cricket must be made on or before December 15, 2001.

     In addition, the amendment to the Nortel Credit Agreement provides a sub-limit on Nortel’s obligations to make loans under such agreement. Nortel’s available commitment to make additional loans may not at any time exceed the excess, if any, of (i) $525 million, over (ii) the sum of the aggregate principal amount of outstanding loans held or supported by Nortel at such time plus $225 million.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2001	LEAP WIRELESS INTERNATIONAL, INC.

	By:	/s/ JAMES E. HOFFMANN

James E. Hoffmann Senior Vice President, General Counsel and Secretary